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                                                                   Exhibit 10.57

                           Memorandum of Understanding


         This Memorandum of Understanding is between HiEnergy Technologies, Inc., 1601 Alton Parkway, Irvine CA 92612 (HiEnergy") and Aeropuertos Espanoles y Navegacion Aerea, Edificio La Piovera - Peonias, 2 28042 Madrid ("Aena").


         1. HiEnergy intends to test its system in Spain and Aena intends to establish a collaboration with HiEnergy for the development of the technology for the security of Spain.

         2.       Aena Agrees to:

                  a.       Allow the use of its premises

                  b.       Appoint one contact person

                  c. Provide technical performance specifications required for the test

                  d. Obtain the assistance of Spanish State Security forces.

                  e.       Evaluate the system performance

                  f. Upon successful CarBomb Finder test, to make its best effort to arrange an opportunity for HiEnergy to test its detector as a False Alarm Eliminator for luggage.

3.                HiEnergy agrees:

                  a.       To make its system available for the test

                  b. To provide appropriate scientific/technical personnel to operate the test

                  c.       To bear all expenses associated with the test

4.       Duration The approximate  starting date of the test will be December 1,
         2003
         Phase I: Two Weeks
         Phase II: Two Weeks

5.       Indemnification

         HiEnergy will be responsible for claims for damages arising as a consequence of the tests, that are brought by any third party, and indemnify Aena as to any claims, accusations, and demands for damages which Aena receives derived from its activities at the Spanish airports.

         Agreed to this 6th day of October, 2003.

         HiEnergy Technologies, Inc. by                 Aena, by



         /s/ Bogdan C. Maglich                          /s/ Jose Romero
         ----------------------                         ------------------------
         Bogdan C. Maglich                              Jose Romero
         Chairman and CEO                               Aeropuertos Espanoles
                                                        Central Security Office
                                                        Security Manager